Exhibit 99.1

[LOGO]

PRESS RELEASE

Investor Relations Contact:	Media Relations Contact:
Caitlin Haberberger Embarcadero Technologies	Joy Lowry Embarcadero Technologies
investor@Embarcadero.com	Joy.Lowry@Embarcadero.com
415/834-3131	415/834-3131

For Immediate Release

EMBARCADERO TECHNOLOGIES ANNOUNCES FIRST QUARTER 2003 RESULTS

Cash flow from operations increases 11% sequentially and 46% over Q1 2002

San Francisco, Calif. – April 22, 2003- Embarcadero Technologies, Inc. (Nasdaq: EMBT), a provider of application and database lifecycle management solutions, today announced final results for the quarter ended March 31, 2003.

Total revenues for the first quarter of 2003 were $12.2 million as compared to $12.5 million for the same period last year. Net income and diluted earnings per share under Generally Accepted Accounting Principles (GAAP) for the quarter were $896,000 and $0.03, respectively. This compares to GAAP net income and diluted earnings per share of $653,000 and $0.02, respectively, in the quarter ended March 31, 2002.

Pro forma net income was $1.3 million for the quarter or $0.05 per diluted share. For the corresponding quarter in 2002, pro forma net income was $1.5 million or $0.05 per diluted share. Pro forma numbers are tax adjusted and exclude the following items: amortization of acquired technology, amortization of deferred stock-based compensation and amortization of other intangible assets.

“Although business conditions proved to be challenging in the first quarter,” said Stephen Wong, chairman and chief executive officer of Embarcadero Technologies, “the Company nevertheless maintained solid operating margins and profitability, generated a healthy cash flow, and improved its performance on several key financial metrics. During the quarter, we strengthened our balance sheet, raising our cash position, lowering DSOs, and increasing deferred revenues.”

Cash flow from operations in the quarter was $3.7 million or $0.13 per diluted share. This represents an eleven percent increase over the $3.4 million in cash flow from operations in the fourth quarter of 2002 and a 46 percent increase over the $2.5 million in cash flow from operations in the first quarter of 2002. Cash, cash equivalents and short-term investments grew by $1.9 million to reach $45.6 million at March 31, 2003.

Embarcadero Announces First Quarter 2003 Financial Results	2 of 2

Conference Call Information

Embarcadero will discuss its first quarter 2003 results, as well as provide business outlook for the second quarter of 2003, on a conference call and simultaneous Web cast to be held today, April 22, 2003, at 2:00 PM PT. The Web cast of this conference call, which will be available live as well as archived through April 22, 2004, can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, in the events calendar under “Investor Relations.”

Non-GAAP Financial Measures

This press release includes financial measures for net income and earnings per share that exclude certain non-cash charges and that have not been calculated in accordance with generally accepted accounting principles (GAAP). These differ from GAAP in that the measures exclude amortization of acquired technology, deferred stock-based compensation and amortization of other intangible assets and assume a 32% tax rate, which is significantly higher than our effective tax rate of approximately 19% as computed in accordance with GAAP. Embarcadero has previously provided these non-GAAP measurements in press releases reporting net income and earnings per share because we believe these measurements provide a consistent basis for comparison between quarters, which is not influenced by changes in the company’s effective tax rate or certain non-cash or non-recurring expenses and is therefore useful to investors. These measures should not be considered an alternative to GAAP, and these non-GAAP measures may not be comparable to information provided by other companies.

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT), is a leading provider of software solutions that enable organizations to build, optimize and manage relational databases, the key underlying technology of business critical applications. Thousands of customers, including 96 of the Fortune 100, rely on Embarcadero Technologies products to ensure optimal performance of the complex, multi-platform applications and systems that power their business. Embarcadero Technologies, named to the Deloitte & Touche Fast 500 for three consecutive years, is headquartered in San Francisco, Calif. For more information, call 415/834-3131 or visit http://www.embarcadero.com.

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Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

Embarcadero Technologies, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2003	2002
Revenues:
License	$6,347	$7,096
Maintenance	5,861	5,406

Total revenues	12,208	12,502
Cost of revenues:
License	100	129
Amortization of acquired technology	555	269
Maintenance	588	626

Total cost of revenues	1,243	1,024

Gross profit	10,965	11,478
Operating expenses:
Research and development	3,790	3,730
Sales and marketing	4,895	4,875
General and administrative	1,302	1,341
Amortization of other intangible assets	—	385

Total operating expenses	9,987	10,331

Income from operations	978	1,147
Other income, net	126	176

Income before provision for income taxes and share in loss of joint venture	1,104	1,323
Provision for income taxes	(208)	(370)

Income before share in loss of joint venture	896	953
Share in loss of joint venture, net	—	(300)

Net income	$896	$653

Net income per share:
Basic	$0.03	$0.02

Diluted	$0.03	$0.02

Shares used in per share calculation:
Basic	26,652	27,132

Diluted	28,255	29,639

Embarcadero Tchnologies, Inc.

Pro Forma Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2003	2002
Revenues:
License	$6,347	$7,096
Maintenance	5,861	5,406

Total revenues	12,208	12,502

Cost of revenues:
License	100	129
Maintenance	588	625

Total cost of revenues	688	754

Gross profit	11,520	11,748

Operating expenses:
Research and development	3,787	3,717
Sales and marketing	4,790	4,625
General and administrative	1,152	924

Total operating expenses	9,729	9,266

Income from operations	1,791	2,482
Other income, net	126	176

Income before provision for income taxes and share in loss of joint venture	1,917	2,658
Provision for income taxes	(614)	(857)

Income before share in loss of joint venture	1,303	1,801
Share in loss of joint venture, net	—	(300)

Net income	$1,303	$1,501

Net income per share:
Basic	$0.05	$0.06

Diluted	$0.05	$0.05

Shares used in per share calculation:
Basic	26,652	27,132

Diluted	28,255	29,639

The following table reconciles pro forma net income to as reported (GAAP) net income (in thousands, except for percentages) (unaudited):

Pro forma net income	$1,303	$1,501
Amortization of acquired technology	(555)	(269)
Non-cash stock-based compensation	(258)	(681)
Amortization of other intangible assets	—	(385)
Pro forma tax adjustment	406	487

As reported (GAAP) net income	$896	$653

Embarcadero Tchnologies, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2003	December 31, 2002
ASSETS

Current Assets:
Cash and cash equivalents	$25,591	$15,870
Short-term marketable securities	20,050	27,893
Trade accounts receivable, net	6,340	7,539
Prepaid expenses and other current assets	1,470	1,532
Deferred income taxes	489	489

Total current assets	53,940	53,323
Property and equipment, net	3,486	3,587
Goodwill	10,337	10,337
Deferred income taxes	2,840	2,840
Other assets, net	6,165	6,628

Total assets	$76,768	$76,715

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$3,613	$3,810
Deferred revenue	11,101	10,705

Total current liabilities	14,714	14,515
Stockholders’ Equity	62,054	62,200

Total liabilities and stockholders’ equity	$76,768	$76,715